Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 1, 2004 relating to the financial statements, which appears in the 2004 Annual Report to Shareholders of Docucorp International, Inc., which is incorporated by reference in Docucorp International, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2004. We also consent to the incorporation by reference of our report dated October 1, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
November 19, 2004

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